Exhibit 10.3
PARENT GUARANTY (SPRINGING)
THIS GUARANTY dated as of December 4, 2015, executed and delivered by First Potomac Realty Trust, a real estate investment trust formed under the laws of the State of Maryland (“Parent” or “Guarantor”), in favor of KEYBANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended, Restated and Consolidated Credit Agreement dated as of December 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among First Potomac Realty Investment Limited Partnership, as Borrower (the “Borrower”), First Potomac Realty Trust, as Parent, the financial institutions party thereto as Lenders and their assignees under Section 12.6. thereof (the “Lenders”), KeyBank National Association, as Administrative Agent, Swingline Lender and Issuing Bank. The Specified Derivatives Providers (as defined in the Credit Agreement) are incorporated for certain purposes into the Credit Agreement. The Administrative Agent, the Lenders, the Swingline Lender, the Issuing Bank, their respective Related Parties, the Specified Derivatives Providers and each other Person to whom any Obligation is owed are sometimes referred to collectively herein as the “Guarantied Parties”.

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower;

WHEREAS, the Parent is the sole general partner of the Borrower and, as of the date hereof, owns at least 80% of the limited partner interests of the Borrower;

WHEREAS, the Borrower and Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders, and to enter into Specified Derivatives Contracts, through their collective efforts;

WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and from the Specified Derivatives Providers under the Specified Derivatives Contracts and, accordingly, Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein (such guarantee to be subject to the occurrence of a Springing Recourse Event (as defined below), as more fully set forth herein); and

WHEREAS, Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:

Section 1.  Guaranty.  Guarantor, upon the occurrence of a Springing Recourse Event, hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”):  (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent or any Guarantied Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, Fees, charges, reasonable attorneys’ fees (in accordance with Section 12.2 of the Credit Agreement) and other amounts payable to the Administrative Agent or any Guarantied Party thereunder (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code (as defined below) or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding); (b) all Specified Derivatives Obligations; (c) all other Obligations; (d) any and all extensions, renewals, modifications, amendments, restatements or substitutions of the foregoing; and (e) in accordance with Section 12.2 of the Credit Agreement, all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any of the Guarantied Parties in the enforcement of any of the foregoing or any obligation of Guarantor hereunder.

Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and a debt of Guarantor for its own account.  Accordingly, none of the Administrative Agent or the Guarantied Parties shall be obligated or required before enforcing this Guaranty against Guarantor:  (a) to pursue any right or remedy any of them may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent or any Guarantied Party which may secure any of the Guarantied Obligations. Notwithstanding anything contained in this Guaranty, this Guaranty and the limitations contained herein do not, and are not intended to, limit the provisions of, or the obligations of the Guarantor as described in, Section 12.22 of the Credit Agreement.

Section 3.  Guaranty Absolute.  Guarantor, upon the occurrence of a Springing Recourse Event, guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Guarantied Parties with respect thereto.  Upon the occurrence of a Springing Recourse Event, the liability of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and indefeasible payment in cash and performance of the Guarantied Obligations, including without limitation, the following (whether or not Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, any Specified Derivatives Contract, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, any Specified Derivatives Contract, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Administrative Agent or the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g) any nonperfection or impairment of any security interest or other Lien on any collateral securing in any way any of the Guarantied Obligations;

(h) any application of sums paid by the Borrower, any other Loan Party or any other Person with respect to the liabilities of the Borrower to the Administrative Agent or the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j) any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any of the Guarantied Parties;

(k) any change in the legal existence, structure or ownership of the Borrower or any other Loan Party;

(l) any statement, representation or warranty made or deemed made by or on behalf of the Borrower, Guarantor or any other Loan Party under any Loan Document, Specified Derivatives Contract or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.  Action with Respect to Guarantied Obligations.  The Administrative Agent and the Guarantied Parties may, in a manner not in contravention of the Credit Agreement to the extent applicable, at any time and from time to time, without the consent of, or notice to, Guarantor, and without discharging Guarantor from its obligations hereunder, take any and all actions described in Section 3, and may otherwise:  (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations, increasing the amount of the Loans made or available to be made under the Credit Agreement or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document or any Specified Derivatives Contract; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person (including, without limitation, Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Administrative Agent and the Guarantied Parties shall elect in accordance with the Credit Agreement.

Section 5.  [Reserved.]

Section 6.  [Reserved.]

Section 7.  Waiver.  Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of Guarantor or which otherwise might operate to discharge Guarantor from its obligations hereunder.

Section 8.  Inability to Accelerate Loan.  If the Administrative Agent and/or the Guarantied Parties are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations, after the occurrence of a Springing Recourse Event, by reason of any automatic stay or otherwise, the Administrative Agent and/or the Guarantied Parties shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made on the Administrative Agent or any of the Guarantied Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event Guarantor agrees that, following the occurrence of a Springing Recourse Event, any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, any Specified Derivatives Contract or any other instrument evidencing any liability of the Borrower, and Guarantor shall be and remain liable, following the occurrence of a Springing Recourse Event, to the Administrative Agent or such Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such Guarantied Party. The Administrative Agent will endeavor to provide notice to Guarantor (which notice may be through the Borrower) of any such claim and any settlement or compromise resulting therefrom, provided that the failure by the Administrative Agent to provide any such notice shall not be a breach hereof and shall not in any way limit or alter the provisions of this Section 9 or create any liability of the Administrative Agent or any Guarantied Party.

Section 10.  Subrogation.  Upon the making by Guarantor of any payment hereunder for the account of the Borrower, Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action Guarantor may have against the Borrower arising by reason of any payment or performance by Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11.  Payments Free and Clear.  All sums payable by Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever, and if Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, Guarantor shall pay to the Administrative Agent and the Guarantied Parties such additional amount as will result in the receipt by the Administrative Agent and the Guarantied Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.  Set-off.  In addition to any rights now or hereafter granted under any of the other Loan Documents, any Specified Derivatives Contract or Applicable Law and not by way of limitation of any such rights, Guarantor hereby authorizes the Administrative Agent, each Lender and any of their respective Affiliates, at any time while an Event of Default exists (and, for the avoidance of doubt, only so long as a Springing Recourse Event has occurred), without any prior notice to Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Administrative Agent and the Required Lenders exercised in their respective sole discretion, to the fullest extent permitted by law, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

Section 13.  Subordination.  Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and the Guarantied Parties that all obligations and liabilities of the Borrower to Guarantor of whatever description, including without limitation, all intercompany receivables of Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations; provided, however, that payment thereof may be made in the ordinary course of business so long as no Event of Default shall have occurred and be continuing or would result therefrom.  If an Event of Default shall exist, then, except as permitted pursuant to the Credit Agreement, Guarantor shall not accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14.  Avoidance Provisions.  It is the intent of Guarantor, the Administrative Agent and the Guarantied Parties that in any Proceeding, Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Administrative Agent and the Guarantied Parties) to be avoidable or unenforceable against Guarantor in such

Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The Applicable Laws under which the possible avoidance or unenforceability of the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Administrative Agent and the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Administrative Agent and the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Administrative Agent and the Guarantied Parties hereunder to the maximum extent that would not cause the obligations of Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and Guarantor or any other Person shall not have any right or claim under this Section as against the Administrative Agent and the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.  Information.  Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the Guarantied Parties shall have any duty whatsoever to advise Guarantor of information regarding such circumstances or risks.

Section 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17.  WAIVER OF JURY TRIAL.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG GUARANTOR, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG GUARANTOR, THE AGENT OR ANY

OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH OF THE GUARANTOR, THE AGENT AND EACH LENDER HEREBY AGREES THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM.  GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOAN AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section 18.  Loan Accounts.  The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error.  The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge Guarantor of any of its obligations hereunder.

Section 19.  Waiver of Remedies.  No delay or failure on the part of the Administrative Agent or any of the Guarantied Parties in the exercise of any right or remedy it may have against Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any of the Guarantied Parties of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.  Termination.  This Guaranty shall remain in full force and effect until the termination of the Credit Agreement in accordance with Section 12.11 of the Credit Agreement and the termination of all Specified Derivatives Contracts in accordance with their respective terms.

Section 21.  Successors and Assigns.  Each reference herein to the Administrative Agent or the Guarantied Parties shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to Guarantor shall be deemed to include Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding.  The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, Guarantor and without releasing, discharging or modifying Guarantor’s obligations hereunder.  Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or Guarantor.  Guarantor may not assign or transfer its rights or obligations hereunder to any Person without the prior written consent of the Administrative Agent and all Guarantied Parties and any such assignment or other transfer to which the Administrative Agent and all of the Guarantied Parties have not so consented shall be null and void.

Section 22.  JOINT AND SEVERAL OBLIGATIONS.  GUARANTOR (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS IN SUCH CAPACITIES (AS OPPOSED TO IN THEIR SEPARATE CAPACITY AS A GUARANTOR, IF APPLICABLE)) CONFIRMS THAT, SUBJECT TO THE OCCURRENCE OF A SPRINGING RECOURSE EVENT, IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS UNDER ANY SEPARATE GUARANTY IN FAVOR OF THE AGENT AND/OR THE LENDERS.

Section 23.  Amendments.  This Guaranty may not be amended except in a writing signed by the Required Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and Guarantor.

Section 24.  Payments.  All payments to be made by Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent on demand therefor.

Section 25.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any Lender at its respective address for notices provided for in the Credit Agreement or Specified Derivatives Contract, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.  Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.  Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.  Limitation of Liability.  Neither the Administrative Agent nor any of the Guarantied Parties, nor any of their respective Related Parties, shall have any liability with respect to, and, except to the extent expressly prohibited by law, Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, exemplary, indirect, incidental, or consequential damages suffered or incurred by Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, any Specified Derivatives Contract or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents, or any Specified Derivatives Contract.  Further, except to the extent expressly prohibited by law, Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any of the Guarantied Parties or any of the Administrative Agent’s or of any Guarantied Parties’, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, any Specified Derivatives Contract or any of the transactions contemplated by Credit Agreement or financed thereby.

Section 29.  Electronic Delivery of Certain Information.  Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 8.6. of the Credit Agreement.

Section 30. Existing Guaranties. Upon the effectiveness of this Guaranty, each of (i) the Guaranty, dated as of October 16, 2013, in connection with the Existing Revolver Agreement, and (ii) the Guaranty, dated as of October 16, 2013, in connection with the Existing Term Loan Agreement, are terminated and superseded by this Guaranty, except for any obligations with respect to the waiver of jury trial contained in Section 17 of each of such Guaranties that expressly survive the termination thereof.

Section 31.  Definitions.  (a) For the purposes of this Guaranty:

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Proceeding” means any of the following:  (i) a voluntary or involuntary case concerning Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to Guarantor; (iv) Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi)  Guarantor makes a general assignment for the benefit of creditors; (vii) Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by Guarantor for the purpose of effecting any of the foregoing.

“Springing Recourse Event” means any breach of, or the Parent’s (or, if applicable, any Parent Entity’s) failure to perform, any term, covenant or agreement contained in, the third sentence of Section 7.14 of the Credit Agreement.
(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

FIRST POTOMAC REALTY TRUST

By:	/s/ Andrew P. Blocher
Name: Andrew P. Blocher
Title: Executive Vice President and Chief Financial Officer

Address for Notices:

First Potomac Realty Trust
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
Telephone Number:    (301) 986-9200
Telecopy Number:    (301) 986-5554

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